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                                                                    EXHIBIT 99.1

                                                                  [VIALINK LOGO]

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACTS:
Andy Kerner                                 Julie Crandall/E.E. Wang
Chief Financial Officer                     Pondel/Wilkinson Group
The viaLink Company                         (310) 207-9300
(972) 934-5504                              investor@pondel.com
akerner@vialink.com


           viaLINK TO LIST ON NASDAQ NATIONAL MARKET AND CHANGE SYMBOL

         EDMOND, OKLAHOMA -- APRIL 7, 2000 -- The viaLink Company (Nasdaq: IQIQ) today announced that it has been approved for listing on the Nasdaq National Market. The company's common stock will begin trading on the Nasdaq National Market on April 17, 2000, under the new symbol "VLNK."

ABOUT THE viaLINK COMPANY

The viaLink Company (Nasdaq: IQIQ) is a leading provider of subscription-based, business-to-business electronic commerce services that enable consumer packaged goods (CPG) and grocery industry participants to efficiently manage their highly complex supply chain information. viaLink's services allow manufacturers, wholesalers, distributors and retailers to communicate and synchronize item, price and promotion information in a more cost-effective and accessible way than has been possible using traditional electronic and paper-based methods.


For more information, visit viaLink's website at: www.vialink.com.

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